808 Wilshire Boulevard, 2nd Floor T: 310.255.7700 Santa Monica, California 90401F: 310.255.7702

FOR IMMEDIATE RELEASE
Mary Jensen, Vice President – Investor Relations 310.255.7751 or mjensen@douglasemmett.com

Douglas Emmett, Inc. Announces
2009 Third Quarter Earnings Results
Reports FFO of $0.31 Per Diluted Share

SANTA MONICA, CALIFORNIA – November 3, 2009 – Douglas Emmett, Inc. (NYSE:DEI), a real estate investment trust (REIT), today announced its 2009 third quarter financial results for the period ended September 30, 2009.

Financial Results
Funds From Operations (FFO) for the three months ended September 30, 2009 totaled $47.8 million, or $0.31 per diluted share, compared to $51.1 million, or $0.33 per diluted share, for the three months ended September 30, 2008.  FFO for the nine months ended September 30, 2009 totaled $151.8 million, or $0.98 per diluted share, compared to $156.1 million, or $1.00 per diluted share, for the nine months ended September 30, 2008.

The Company reported a GAAP net loss attributable to common stockholders of $8.8 million, or ($0.07) per diluted share, for the three months ended September 30, 2009, compared to a GAAP net loss attributable to common stockholders of $9.7 million, or ($0.08) per diluted share, for the three months ended September 30, 2008.  For the nine months ended September 30, 2009, the Company reported a GAAP net loss attributable to common stockholders of $18.2 million, or ($0.15) per diluted share, compared to $21.6 million, or ($0.18) per diluted share for the nine months ended September 30, 2008.

Same Property Net Operating Income (NOI) on a cash basis decreased 1.3% for the three months ended September 30, 2009 compared to the three months ended September 30, 2008.  Same Property NOI on a GAAP basis for the three months ended September 30, 2009 decreased 2.4% compared to the three months ended September 30, 2008.

Company Operations

Office:
During the third quarter of 2009, the Company signed 147 new and renewal leases totaling more than 575,000 square feet, compared to 549,000 square feet in the prior quarter.  New leasing activity increased significantly during the third quarter, marking the Company’s highest level of new leasing volume since the fourth quarter of 2007.  During the third quarter, the Company entered into 62 new leases totaling 214,000 square feet, compared to 132,000 square feet in the prior quarter.

As of September 30, 2009, the Company’s office portfolio was 91.8% leased and 90.7% occupied, compared to 92.1% leased and 91.2% occupied at June 30, 2009. This excludes the six properties acquired in March 2008 and owned by Douglas Emmett Fund X, the Company’s institutional fund.  As of September 30, 2009, the Company’s office portfolio, including the Fund X properties, was 90.4% leased and 89.2% occupied, compared to 90.7% leased and 89.9% occupied at June 30, 2009.  The occupied percentage represents the leased portion of the Company’s office portfolio less those leases where the rent commencement date has yet to occur.

Douglas Emmett Fund X was deconsolidated from the Company’s results at the end of February 2009.  As a result, the Company’s financial results reflect the results of the Fund X properties on a consolidated basis for the period from March 2008, when the Company acquired the properties, through February 2009 and on an unconsolidated basis for the period from March 2009 through September 2009.  If the results of the Fund X properties were reflected on an unconsolidated basis in all applicable periods, total office revenues for the Company would have decreased to $123.5 million for the three months ended September 30, 2009 from $125.2 million for the three months ended September 30, 2008 and total office revenues for the nine months ended September 30, 2009 would have increased to $370.8 million from $369.0 million for the nine months ended September 30, 2008.  Same property office revenues, on a cash basis, decreased to $114.6 million for the three months ended September 30, 2009, representing a decrease of 0.4% from the three months ended September 30, 2008.

Multifamily:  For the quarter ended September 30, 2009, same property multifamily revenues, on a cash basis, decreased 3.6% to $16.1 million compared to the quarter ended September 30, 2008. For the quarter ended September 30, 2009, same property multifamily revenues, on a GAAP basis, decreased 3.4% to $17.0 million, compared to the quarter ended September 30, 2008.

As of September 30, 2009, the Company’s multifamily portfolio was 99.4% leased compared to 99.1% leased at June 30, 2009.

Financings, Equity Repurchase and Cash Position
Subsequent to the end of the third quarter, the Company consummated the renewal of its revolving credit facility extending its maturity date to October 30, 2010.  The available proceeds under the credit facility have been reduced to $350 million from $370 million, but the pricing and other terms and conditions remain the same as prior to the extension.  The Company maintained a zero balance on the credit facility throughout the third quarter.  A second one-year extension option remains available to the Company, which would extend the maturity out to October 30, 2011.

During the third quarter, the Company repurchased 250,000 share equivalents in a private transaction at a total cost of $11.52 per share.  Year-to-date, the Company has repurchased a total of 1,069,500 share equivalents totaling approximately $8.2 million, which represents an average cost of $7.68 per share.

At September 30, 2009, the Company had $63.8 million in cash and cash equivalents on hand.  For the nine months ended September 30, 2009, the Company’s cash position increased by $55.2 million.

Dividends
During the quarter, the Company’s Board of Directors approved a quarterly cash dividend of $0.10 per share, which was paid on October 15, 2009 to shareholders of record as of September 30, 2009.  On an annualized basis, the dividend totals $0.40 per common share.

Guidance
FFO for the fourth quarter of 2009 is expected to range between $0.29 and $0.31 per diluted share.  Therefore, the Company is narrowing its full year 2009 FFO guidance range to $1.26 - $1.28 per diluted share from $1.25 - $1.29 per diluted share. This guidance excludes any impact from future acquisitions, dispositions, equity purchases, debt financings, recapitalizations, or similar matters; and assumes that non-cash interest expense for the last quarter of 2009 relating to the Company’s pre-IPO interest rate swap contracts will approximate straight-line amortization.

Conference Call and Web Cast Information
A conference call to discuss the Company’s 2009 third quarter financial results is scheduled for Wednesday, November 4, 2009 at 2:00 pm Eastern Time or 11:00 am Pacific Time.  Interested parties can access through the following mediums:

Internet: Go to www.douglasemmett.com at least fifteen minutes prior to the start time of the call in order to register, download and install any necessary audio software.

Phone: 877-298-7945 (U.S./Canada) or 706-758-2996 (International) – conference ID #33778566

Replay: A rebroadcast of the call will be available via the web site for 90 days, and can be accessed through the Company’s Web site at www.douglasemmett.com. A digital replay will be available beginning at 12:00 noon Pacific Time on Wednesday, November 4, 2009 through Tuesday, November 10, 2009 using 800-642-1687, or 706-645-9291 and conference ID #33778566.

Supplemental Information
Supplemental financial information for the Company’s 2009 third quarter financial results can be accessed on the Company’s Web site under the Investor Relations section at www.douglasemmett.com.

About Douglas Emmett, Inc.
Douglas Emmett, Inc. (NYSE: DEI) is a fully integrated, self-administered and self-managed real estate investment trust (REIT), and one of the largest owners and operators of high-quality office and multifamily properties located in premier submarkets in California and Hawaii. The Company’s properties are concentrated in ten submarkets – Brentwood, Olympic Corridor, Century City, Santa Monica, Beverly Hills, Westwood, Sherman Oaks/Encino, Warner Center/Woodland Hills, Burbank and Honolulu.  The Company focuses on owning and acquiring a substantial share of top-tier office properties and premier multifamily communities in neighborhoods that possess significant supply constraints, high-end executive housing and key lifestyle amenities. The Company maintains a website at www.douglasemmett.com.

Safe Harbor Statement
Except for the historical facts, the statements in this press release are forward-looking statements based on our beliefs about and assumptions made by and information currently available to us about known and unknown risks, trends, uncertainties and factors that are beyond our control or ability to predict. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences may be material.  Accordingly, investors should use caution in relying on forward-looking statements to anticipate future results or trends.  For a discussion of some of the risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission.

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Douglas Emmett, Inc. Announces 2009 Third Quarter Earnings Results

Douglas Emmett, Inc.
Consolidated Balance Sheets
(unaudited and in thousands)

	September 30, 2009	December 31, 2008
Assets
Investment in real estate:
Land	$835,407	$900,213
Buildings and improvements	5,014,894	5,528,567
Tenant improvements and lease intangibles	521,909	552,536
	6,372,210	6,981,316
Less: accumulated depreciation	(634,123)	(490,125)
Net investment in real estate	5,738,087	6,491,191

Cash and cash equivalents	63,834	8,655
Tenant receivables, net	1,530	2,427
Deferred rent receivables, net	38,108	33,039
Interest rate contracts	129,901	176,255
Acquired lease intangible assets, net	12,901	18,163
Investment in unconsolidated real estate fund	99,189	―
Other assets	29,349	31,304
Total assets	$6,112,899	$6,761,034

Liabilities
Secured notes payable	$3,258,000	$3,672,300
Unamortized non-cash debt premium	16,743	20,485
Interest rate contracts	283,591	407,492
Accrued interest payable	26,020	22,982
Accounts payable and accrued expenses	49,896	46,463
Acquired lease intangible liabilities, net	147,548	195,036
Security deposits	32,034	35,890
Dividends payable	12,155	22,856
Other liabilities	―	57,316
Total liabilities	3,825,987	4,480,820

Equity
Douglas Emmett, Inc. stockholders’ equity:
Common stock	1,216	1,219
Additional paid-in capital	2,289,094	2,284,429
Accumulated other comprehensive income (loss)	(210,152)	(274,111)
Accumulated deficit	(290,948)	(236,348)
Total Douglas Emmett, Inc. stockholders’ equity	1,789,210	1,775,189
Noncontrolling interests	497,702	505,025
Total equity	2,286,912	2,280,214
Total liabilities and equity	$6,112,899	$6,761,034

Douglas Emmett, Inc. Announces 2009 Third Quarter Earnings Results

Douglas Emmett, Inc.
Consolidated Statements of Operations
(unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009(1)	2008(2)	2009(1)	2008(2)
Revenues:
Office rental:
Rental revenues	$99,463	$112,787	$307,219	$323,016
Tenant recoveries	8,059	8,335	23,159	22,523
Parking and other income	15,939	18,967	49,977	53,772
Total office revenues	123,461 (3)	140,089 (3)	380,355 (4)	399,311 (4)

Multifamily rental:
Rental revenues	15,980	16,483	48,174	50,130
Parking and other income	986	1,081	3,110	3,083
Total multifamily revenues	16,966	17,564	51,284	53,213
Total revenues	140,427	157,653	431,639	452,524
Operating Expenses:
Office expenses	38,691 (5)	44,201 (5)	115,668 (6)	121,924 (6)
Multifamily expenses	4,560	4,369	13,363	12,888
General and administrative	5,585	5,243	17,895	16,257
Depreciation and amortization	55,529	63,611	172,332	184,218
Total operating expenses	104,365	117,424	319,258	335,287
Operating income	36,062	40,229	112,381	117,237
Gain on disposition of interest in unconsolidated real estate fund	―	―	5,573	―
Interest and other income	56	(43)	3,030	489
Loss, including depreciation, from unconsolidated real estate fund	(1,904)	―	(4,710)	―
Interest expense	(45,326)	(52,586)	(139,154)	(145,580)
Net loss	(11,112)	(12,400)	(22,880)	(27,854)
Less: Net loss attributable to noncontrolling interests	2,306	2,704	4,725	6,230
Net loss attributable to common stockholders	$(8,806)	$(9,696)	$(18,155)	$(21,624)
Net loss per common share – basic and diluted(7)	$(0.07)	$(0.08)	$(0.15)	$(0.18)
Weighted average shares of common stock outstanding – basic and diluted(7)	121,486	121,509	121,548	120,373

(1)
Douglas Emmett Fund X, LLC (Fund X) was deconsolidated from our financial statements as of the end of February 2009 and is presented on an unconsolidated basis beginning March 2009.  As a result, the consolidated operating results of Douglas Emmett, Inc. for the nine months ended September 30, 2009 presented above reflect the impact of the properties owned by Fund X only for the months of January and February 2009 on a consolidated basis.

(2)
The properties currently owned by Fund X were acquired by us at the end of March 2008.  As such, our consolidated operating results reflect the impact of the properties now owned by Fund X for the period from March 26, 2008 through September 30, 2008.

(3)
If the properties contributed to Fund X had been an unconsolidated equity investment for the entire third quarter of 2008, total office revenues for the third quarter of 2008 would have been $125,182 (after subtracting office revenues attributable to the properties contributed to Fund X of $14,907) in comparison to the total office revenues of $123,461 for the third quarter of 2009 shown above.

(4)
If the properties contributed to Fund X had been an unconsolidated equity investment for the period during the first nine months of 2008 following our acquisition of the properties and for the entire first nine months of 2009, total office revenues would have been $368,955 for the first nine months of 2008 (after subtracting office revenues attributable to the properties contributed to Fund X of $30,356) in comparison to total office revenues of $370,779 for the first nine months of 2009 (after subtracting office revenues attributable to the properties contributed to Fund X of $9,576).

(5)
If the properties contributed to Fund X had been an unconsolidated equity investment for the entire third quarter of 2008, total office expenses for the third quarter of 2008 would have been $38,841 (after subtracting office expenses attributable to the properties contributed to Fund X of $5,360) in comparison to the total office expenses of $38,691 for the third quarter of 2009 shown above.

(6)
If the properties contributed to Fund X had been an unconsolidated equity investment for the period during the first nine months of 2008 following our acquisition of the properties and for the entire first nine months of 2009, total office expenses would have been $111,474 for the first nine months of 2008 (after subtracting office expenses attributable to the properties contributed to Fund X of $10,450) in comparison to total office expenses of $112,970 for the first nine months of 2009 (after subtracting office expenses attributable to the properties contributed to Fund X of $2,698).

(7)
Diluted shares are calculated in accordance with accounting principles generally accepted in the United States (GAAP) and include common stock plus dilutive equity instruments, as appropriate.  This amount excludes OP units, which are included in the non-GAAP calculation of fully diluted shares on the following page of this release.

Douglas Emmett, Inc. Announces 2009 Third Quarter Earnings Results

Douglas Emmett, Inc.
FFO Reconciliation
(unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Funds From Operations (FFO) (1)
Net loss attributable to common stockholders	$(8,806)	$(9,696)	$(18,155)	$(21,624)
Depreciation and amortization of real estate assets	55,529	63,611	172,332	184,218
Net loss attributable to noncontrolling interests	(2,306)	(2,704)	(4,725)	(6,230)
Loss on asset disposition	―	33	―	65
Gain on disposition of interest in unconsolidated real estate fund	―	―	(5,573)	―
Less: adjustments attributable to consolidated joint venture and unconsolidated investment in real estate fund	3,366	(151)	7,934	(313)
FFO	$47,783	$51,093	$151,813	$156,116

Weighted average share equivalents outstanding - fully diluted	155,439	156,519	155,622	156,555
FFO per share - fully diluted	$0.31	$0.33	$0.98	$1.00

(1)

We calculate funds from operations before noncontrolling interest (FFO) in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income (loss), computed in accordance with accounting principles generally accepted in the United States of America (GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.  However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that results from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

Douglas Emmett, Inc. Announces 2009 Third Quarter Earnings Results

Douglas Emmett, Inc.
Same Property Statistical and Financial Data
(unaudited and in thousands, except statistics)

	Three Months Ended September 30,
	2009	2008	% Favorable (Unfavorable)

Same Property Office Statistics
Number of properties	49	49
Rentable square feet	11,889,279	11,888,814
% leased at September 30	91.8%	94.8%
% occupied at September 30	90.7%	94.1%

Same Property Multifamily Statistics
Number of properties	9	9
Number of units	2,868	2,868
% leased at September 30	99.4%	99.6%

Same Property Net Operating Income - GAAP Basis (1)(3)
Total office revenues	$123,461	$125,182	(1.4)%
Total multifamily revenues	16,966	17,564	(3.4)
Total revenues	140,427	142,746	(1.6)

Total office expense	(38,691)	(38,841)	0.4
Total multifamily expense	(4,560)	(4,369)	(4.4)
Total property expense	(43,251)	(43,210)	(0.1)

Same Property NOI - GAAP basis	$97,176	$99,536	(2.4)%

Same Property Net Operating Income - Cash Basis(1)(2)(3)
Total office revenues	$114,608	$115,096	(0.4)%
Total multifamily revenues	16,085	16,681	(3.6)
Total revenues	130,693	131,777	(0.8)

Total office expense	(38,736)	(38,886)	0.4
Total multifamily expense	(4,560)	(4,369)	(4.4)
Total property expense	(43,296)	(43,255)	(0.1)

Same Property NOI - cash basis	$87,397	$88,522	(1.3)%

NOTE:  See below for a description of same property, cash basis and NOI.

Douglas Emmett, Inc. Announces 2009 Third Quarter Earnings Results

Douglas Emmett, Inc.
Reconciliation of Same Property NOI to GAAP Net Income (Loss)
(unaudited and in thousands)

	Three Months Ended September 30,
	2009	2008
Same property office revenues - cash basis (1)(2)	$114,608	$115,096
GAAP adjustments	8,853	10,086
Same property office revenues - GAAP basis	123,461	125,182
Same property multifamily revenues - cash basis	16,085	16,681
GAAP adjustments	881	883
Same property multifamily revenues - GAAP basis	16,966	17,564
Same property revenues - GAAP basis	140,427	142,746
Same property office expenses - cash basis	(38,736)	(38,886)
GAAP adjustments	45	45
Same property office expenses - GAAP basis	(38,691)	(38,841)
Same property multifamily expenses - cash basis	(4,560)	(4,369)
GAAP adjustments	―	―
Same property multifamily expenses - GAAP basis	(4,560)	(4,369)
Same property expenses - GAAP basis	(43,251)	(43,210)
Same property Net Operating Income (NOI) (3)- GAAP basis	97,176	99,536
Non-comparable office revenues	―	14,907
Non-comparable office expenses	―	(5,360)
Total property NOI - GAAP basis	97,176	109,083
General and administrative expenses	(5,585)	(5,243)
Depreciation and amortization	(55,529)	(63,611)
Operating income	36,062	40,229
Interest and other income	56	(43)
Loss, net of depreciation, from unconsolidated real estate fund	(1,904)	―
Interest expense	(45,326)	(52,586)
Net loss	(11,112)	(12,400)
Less: Net loss attributable to noncontrolling interests	2,306	2,704
Net loss attributable to common stockholders	$(8,806)	$(9,696)

(1)
To facilitate a more meaningful comparison of NOI between periods, we calculate comparable amounts for a subset of our owned properties referred to as “same properties”.  Same property amounts are calculated as the amounts attributable to properties which have been owned and operated by us during the entire span of both periods compared.  Therefore, any properties either acquired after the first day of the earlier comparison period or sold or unconsolidated before the last day of the later comparison period are excluded from same properties.  We may also exclude from the same property set any property that is undergoing a major repositioning project that would impact the comparability of its results between two periods.

(2)
NOI (as defined in the next footnote) includes the revenue and expense directly attributable to our real estate properties calculated in accordance with GAAP, and is specifically labeled as “GAAP basis.”  We also believe that NOI calculated on a cash basis is useful for investors to understand our operations.  Cash basis NOI is also a non-GAAP measure, which we calculate by excluding from GAAP basis NOI our straight-line rent adjustments and the amortization of above/below market lease intangible assets and liabilities.  Accordingly, cash basis NOI should be considered only as a supplement to net income as a measure of our performance.  Cash basis NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.  Cash basis NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP.

(3)
Reported net income (or loss) is computed in accordance with GAAP.  In contrast, net operating income (NOI) is a non-GAAP measure consisting of the revenue and expense attributable to the real estate properties that we own and operate.  Although NOI is considered a non-GAAP measure, we present NOI on a “GAAP basis” by using property revenues and expenses calculated in accordance with GAAP.  The most directly comparable GAAP measure to NOI is net income (or loss), adjusted to exclude general and administrative expense, depreciation and amortization expense, interest income, interest expense, income from unconsolidated partnerships, noncontrolling interests in consolidated partnerships, gains (or losses) from sales of depreciable operating properties, net income from discontinued operations and extraordinary items.  Management uses NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.  We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI.  Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.  NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP.

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